UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2017

OUTFRONT Media Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-36367	46-4494703
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

405 Lexington Avenue, 17th Floor New York, New York	10174
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 297-6400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On November 21, 2017, OUTFRONT Media Inc. (the “Company”) entered into an ATM Equity OfferingSM Sales Agreement (the “Sales Agreement”), among the Company and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC, as sales agents (each a “Sales Agent” and, collectively, the “Sales Agents”). Under the terms of the Sales Agreement, the Company may, from time to time, issue and sell shares of its common stock, par value $0.01 per share (the “Common Stock”), having an aggregate offering price of up to $300,000,000, through the Sales Agents as either agents or principals.

Sales of the Common Stock, if any, may be made in negotiated transactions or transactions that are deemed to be “at-the-market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on or through the New York Stock Exchange and any other existing trading market for the Common Stock, or sales made to or through a market maker other than on an exchange.

Each Sales Agent will receive a commission not to exceed 2.0% of the gross sales price per share for any shares sold through it as the Company’s Sales Agent under the Sales Agreement. Under certain conditions, the Company has agreed to reimburse all of the reasonable expenses that each Sales Agent incurs in connection with the offer and sale of the Common Stock. The Company has no obligation to sell any of the Common Stock under the Sales Agreement and may at any time suspend solicitations and offers under the Sales Agreement.

The Company intends to use the net proceeds, if any, from the sale of the Common Stock pursuant to the Sales Agreement for general corporate purposes, which may include the repayment, refinancing, redemption or repurchase of existing indebtedness or capital stock, working capital, capital expenditures, acquisitions of outdoor advertising assets and businesses and other related investments.

The Common Stock will be offered and sold pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-210788) filed on April 15, 2016 with the Securities and Exchange Commission (the “SEC”). The Company filed a prospectus supplement, dated November 21, 2017, to the prospectus, dated April 15, 2016, with the SEC in connection with the offer and sale of the Common Stock.

The foregoing description of the Sales Agreement is qualified in its entirety by reference to the Sales Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Number	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated as of November 21, 2017, among OUTFRONT Media Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

EXHIBIT INDEX

Exhibit Number	Description

1.1	ATM Equity OfferingSM Sales Agreement, dated as of November 21, 2017, among OUTFRONT Media Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC and Wells Fargo Securities, LLC.

5.1	Opinion of Venable LLP.

23.1	Consent of Venable LLP (included in Exhibit 5.1).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTFRONT MEDIA INC.

	By:	/s/ Donald R. Shassian
		Name: Title:	Donald R. Shassian Executive Vice President and Chief Financial Officer
Date: November 21, 2017